First Quarter 2022 Results

San Jose, California • April 27, 2022

PayPal

PAYPAL HOLDINGS, INC.
(NASDAQ: PYPL)

Q1’22: Solid start to the year with better-than-expected revenue growth

- Total Payment Volume (TPV) of $323.0 billion, growing 13% and 15% on an FX-neutral basis (FXN)
- Net revenues of $6.5 billion, growing 7% and 8% on an FXN basis; excluding eBay, revenue grew 15% on a spot basis(1)
- GAAP EPS of $0.43 compared to $0.92 in Q1’21, and non-GAAP EPS of $0.88 compared to $1.22 in Q1’21
- 2.4 million Net New Active Accounts (NNAs) added in Q1’22

FY’22: Revenue expected to grow 11%-13% with TPV surpassing $1.4 trillion

- TPV growth expected to be in the range of ~13%-15% and ~15%-17% on an FXN basis
- Net revenues expected to grow ~11%-13% on a spot and FXN basis; excluding eBay, revenue expected to grow ~15%-17% on a spot basis
- GAAP EPS expected to be in the range of ~$2.19-$2.34, non-GAAP EPS expected to be in the range of ~$3.81-$3.93
- Approximately 10 million NNAs expected to be added to PayPal’s platform in FY’22

Q1’22 Highlights

	GAAP		Non-GAAP	
	USD $	YoY Change	USD $	YoY Change
Net Revenues	$6.5B	8%[2]	$6.5B	8%[2]
Operating Income	$0.7B	(32%)	$1.3B	(20%)
EPS	$0.43	(53%)	$0.88	(28%)

“I’m pleased our first quarter results exceeded our guidance on revenue and earnings, and we continue to grow faster than the rate of ecommerce. We have much to be proud of but we know we can continue to do even better. We are fortunate to have the opportunity to shape the future of the digital economy by transforming financial services and commerce.”

Dan Schulman
President and CEO

1. All references to eBay in this press release refer to eBay Marketplaces on PayPal’s payments platform. **2.** On an FXN basis.

Q1 2022 Results 1

Key Operating and Financial Metrics


Total Payment Volume
+15%[1]
$285.4B
$323.0B
Q1'21
Q1'22


Net Revenues
+8%[1]
$6.0B
$6.5B
Q1'21
Q1'22


GAAP / Non-GAAP EPS[2]
GAAP
(53%)
$0.92
$0.43
Q1'21
Q1'22
Non-GAAP
(28%)
$1.22
$0.88
Q1'21
Q1'22


Operating Cash Flow / Free Cash Flow[2]
Operating Cash Flow
(29%)
$1.8B
$1.2B
Q1'21
Q1'22
Free Cash Flow
(32%)
$1.5B
$1.1B
Q1'21
Q1'22

Financial Highlights

Net revenues increased 7% with ex-eBay growth of 15%

- Net revenues of $6.5 billion, 7% growth on a spot basis and 8% FXN
  - Revenue excluding eBay grew 15% on a spot basis, on top of 38% growth in Q1'21
- GAAP operating margin of 11.0%, declined 630 basis points; non-GAAP operating margin of 20.7%, declined 702 basis points
- GAAP EPS of $0.43, down 53%; non-GAAP EPS of $0.88, down 28%
  - GAAP and non-GAAP EPS include a negative impact of ~$0.03 resulting from the suspension of transactional services in Russia
  - GAAP and non-GAAP EPS include a ~$0.06 benefit from credit loss reserve releases in Q1'21
  - GAAP EPS includes a net gain of ~$0.02 on PayPal's strategic investment portfolio compared to a net loss of ~$0.09 in Q1'21

> "As I close out my time at PayPal, I am so proud of the progress PayPal has made on our strategic priorities, investing in high growth initiatives, and expanding our platform's scale and diversification. I look forward to cheering on the team as they continue to shape the future of financial services and commerce."
>
> **John Rainey**
> CFO and EVP,
> Global Customer Operations

1. On an FXN basis. **2.** For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section titled "Non-GAAP Measures of Financial Performance" and the subsequent tables at the end of this press release.

Q1 2022 Results 2

2021 Global Impact Report

Social Innovation

$3.6B In access to capital to SMBs[1]

Environmental Sustainability

100% Renewable energy use across data centers

Employees & Culture

56% Diverse workforce representation[2]

44% Global gender diversity
52% US ethnic diversity[3]

Responsible Business Practices

0.09% Record low transaction loss rate[4]

To learn more, visit **paypal.com/impact.**

Operating Highlights

Ongoing volume and account growth

- $323.0 billion in TPV, up 13% on a spot basis, and 15% FXN
  - TPV excluding eBay grew 17% on a spot basis and 19% FXN, representing more than 97% of TPV
  - Venmo processed $57.8 billion in TPV, growing 12%
- 2.4 million NNAs added, bringing total active accounts to 429 million, up 9%
- 5.2 billion payment transactions, up 18%
- 47.0 payment transactions per active account on a trailing twelve month basis, growing 11%

Balance Sheet and Liquidity

Strong balance sheet and cash flow generation

- Cash, cash equivalents, and investments totaled $15.1 billion as of March 31, 2022
- Debt totaled $9.2 billion as of March 31, 2022
- In Q1'22, generated cash flow from operations of $1.2 billion, declining 29%, and free cash flow of $1.1 billion, declining 32%
- In Q1'22, repurchased approximately 11 million shares of common stock, returning $1.5 billion to stockholders

1. Small- and medium-sized businesses. **2.** Global women or U.S. ethnically diverse men. **3.** Ethnically diverse includes U.S. EEO-1 defined categories Asian, African American or Black, Hispanic or LatinX, American Indian or Alaska Native, Native Hawaiian or Other Pacific Islander, or Two or More Races. **4.** Transaction loss rate represents transaction losses divided by TPV.

Q1 2022 Results 3

Strategic Initiatives and Business Updates Expanding our products, experiences and partnerships and deepening our global community support • Expanded access to PayPal services for the Ukrainian people and enabled global giving campaigns to support relief efforts, raising approximately $500 million so far • Renewed and expanded global strategic partnerships with American Express and Citibank to continue giving customers choice in how they pay • Introduced savings as the latest new feature in the revamped PayPal digital wallet, offering U.S. customers more ways to save and manage their money • Launched new Pay Later offerings in Japan and Germany and continued to expand relationships with leading global merchants • Enabled complimentary access to Happy Returns for merchants using PayPal Checkout and expanded Return Bar locations across more than 1,300 Ulta Beauty locations across the U.S., bringing the number of Return Bars to more than 5,000 • Launched Give at Checkout in Portugal and the Netherlands, and expanded our Generosity Network into Italy and Spain Q1 2022 Results 4

Q1 2022 Results 5 Presented in millions, except per share data and percentages Q1 2022 Q1 2021 YoY Growth FXN YoY Growth Total Payment Volume (TPV) $322,981 $285,447 $37,534 13% 15% G A A P Net revenues $6,483 $6,033 $450 7% 8% Operating margin 11.0% 17.3% ** (630bps) N/A Effective tax rate 19.1% (25.8%) ** 44.9pts N/A Net income $509 $1,097 ($588) (54%) N/A Earnings per diluted share $0.43 $0.92 ($0.49) (53%) N/A Net cash provided by operating activities $1,242 $1,758 ($516) (29%) N/A N on -G A A P Net revenues $6,483 $6,033 $450 7% 8% Operating margin 20.7% 27.7% ** (702bps) N/A Effective tax rate 17.2% 10.4% ** 6.8pts N/A Net income $1,032 $1,455 ($423) (29%) N/A Earnings per diluted share $0.88 $1.22 ($0.34) (28%) N/A Free cash flow $1,051 $1,537 ($486) (32%) N/A Q1’22 Financial and Operating Highlights ** Not meaningful

Financial Guidance Q1 2022 Results 6 Q2’22 Guidance • Net revenues expected to grow ~9% on a spot and FXN basis • Revenue excluding eBay expected to grow ~14% on a spot basis • GAAP earnings per diluted share expected to be in the range of ~$0.44-$0.46 compared to $1.00 in the prior year period, and non-GAAP earnings per diluted share of ~$0.86, compared to $1.15 in the prior year period • In the second quarter of 2021, GAAP EPS included a net gain of approximately $0.20 on PayPal’s strategic investment portfolio • In the second quarter of 2021, GAAP and non-GAAP EPS included a benefit of approximately $0.11 from the release of credit reserves • Estimated non-GAAP amounts for the three months ending June 30, 2022 reflect adjustments of approximately $590 million, primarily representing estimated stock-based compensation expense and related payroll taxes of approximately $370 million FY’22 Guidance • TPV expected to grow ~13%-15% on a spot basis and ~15%-17% FXN • Net revenues expected to grow ~11%-13% on a spot and FXN basis • Revenue excluding eBay expected to grow ~15%-17% on a spot basis • GAAP earnings per diluted share expected to be in the range of ~$2.19-$2.34, compared to $3.52 in FY’21, and non-GAAP earnings per diluted share expected to be in the range of ~$3.81-$3.93, compared to $4.60 in FY’21 • In 2021, GAAP EPS included a net gain of approximately $0.06 on PayPal’s strategic investment portfolio • In 2021, GAAP and non-GAAP EPS included a benefit of approximately $0.21 from the release of credit reserves • Estimated non-GAAP amounts for the twelve months ending December 31, 2022 reflect adjustments of approximately $2.2 billion, including estimated stock-based compensation expense and related payroll taxes of approximately $1.6 billion Please see “Non-GAAP Financial Measures” and “Non-GAAP Measures of Financial Performance” for important additional information. Conference Call & Webcast PayPal Holdings, Inc. will host a conference call to discuss first quarter 2022 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company’s Investor Relations website at https://investor.pypl.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

Q1 2022 Results 7 Presentation All growth rates represent year-over-year comparisons, except as otherwise noted. FXN results are calculated by translating the current period local currency results by the prior period exchange rate. FXN growth rates are calculated by comparing the current period FXN results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. Non-GAAP Financial Measures This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP net income, non-GAAP earnings per diluted share, non- GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non- GAAP Measures of Financial Performance” included in this press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non- GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow.”

Forward-Looking Statements This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements may include, but are not limited to, statements regarding guidance and projected financial results for the second quarter and full year 2022, impact and timing of acquisitions, and the projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Our actual results could differ materially from those estimated or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to compete in markets that are highly competitive and subject to rapid technological change, and to develop new or enhanced products and services on a timely basis; cyberattacks and security vulnerabilities, and associated impacts; the effect of global and regional political, economic, market and trade conditions, supply chain issues and related events that affect payments or commerce activity; the impact of natural disasters or other business interruptions on our business and financial condition, as well as our customers, suppliers, vendors and other business partners; the continuing effects of the COVID-19 pandemic and the proliferation of variants; the impact of the Russia-Ukraine conflict; the stability, security and performance of our payments platform; the effect of extensive government regulation and oversight related to our business, products and services in a variety of areas, including, but not limited to, laws covering payments, lending and consumer protection; the impact of complex and changing laws and regulations worldwide, including, but not limited to, laws covering privacy, data protection, and cybersecurity, which expose us to potential liabilities, increased costs, and other adverse effects on our business; the impact of payment card, bank, or other network rules or practices; changes in how consumers fund transactions; our ability to effectively detect and prevent the use of our services for fraud, abusive behaviors, illegal activities, or improper purposes; our ability to manage regulatory and litigation risks, and the outcome of legal and regulatory proceedings; our ability to manage relationships with third parties and their ability to meet their obligations to us; damage to our reputation or brands; fluctuations in foreign currency exchange rates; changes in tax rates and exposure to additional tax liabilities; changes to our capital allocation, management of operating cash or incurrence of indebtedness; our ability to timely upgrade and develop our technology systems, infrastructure and customer service capabilities; the impact of proposed or completed acquisitions, divestitures, strategic investments, or entries into new businesses or markets; and our ability to attract, hire, and retain highly talented employees. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/ or contemplated after the date hereof. More information about factors that could adversely affect PayPal’s results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors”, “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PayPal’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal’s Investor Relations website at https://investor.pypl.com or the SEC’s website at www.sec.gov. All information in this release speaks as of April 27, 2022. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements. Q1 2022 Results 8

Disclosure Channels PayPal Holdings, Inc. uses its Investor Relations website (https://investor.pypl.com), the PayPal Newsroom (https://newsroom.paypal-corp.com/), PayPal Corporate website (https://about.pypl.com), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/ PayPalUSA/), YouTube channel (https://www.youtube.com/paypal), Dan Schulman’s LinkedIn profile (https://www.linkedin.com/in/dan-schulman/), Dan Schulman’s Facebook page (https://www.facebook.com/DanSchulmanPayPal/), Dan Schulman’s Instagram page (https://www.instagram.com/dan_schulman/) and John Rainey’s LinkedIn profile (www.linkedin.com/in/john-rainey-pypl) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, filings with the SEC, public conference calls, and webcasts. Investor Relations Contacts Gabrielle Rabinovitch grabinovitch@paypal.com Ryan Wallace ryanwallace@paypal.com Media Relations Contacts Amanda Miller amandacmiller@paypal.com Josh Criscoe jcriscoe@paypal.com © 2022 PayPal Holdings, Inc. All rights reserved. Other company and product names may be trademarks of their respective owners. Q1 2022 Results 9

Q1 2022 Results 10 PayPal Holdings, Inc. Unaudited Condensed Consolidated Balance Sheets March 31, 2022 December 31, 2021 (In millions, except par value) ASSETS Current assets: Cash and cash equivalents $ 4,861 $ 5,197 Short-term investments 3,104 4,303 Accounts receivable, net 850 800 Loans and interest receivable, net 5,223 4,846 Funds receivable and customer accounts 37,046 36,141 Prepaid expenses and other current assets 1,298 1,287 Total current assets 52,382 52,574 Long-term investments 7,145 6,797 Property and equipment, net 1,861 1,909 Goodwill 11,370 11,454 Intangible assets, net 1,185 1,332 Other assets 1,862 1,737 Total assets $ 75,805 $ 75,803 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 140 $ 197 Funds payable and amounts due to customers 39,746 38,841 Accrued expenses and other current liabilities 3,828 3,755 Income taxes payable 253 236 Total current liabilities 43,967 43,029 Deferred tax liability and other long-term liabilities 3,013 2,998 Long-term debt 8,222 8,049 Total liabilities 55,202 54,076 Equity: Common stock, $0.0001 par value; 4,000 shares authorized; 1,161 and 1,168 shares outstanding as of March 31, 2022 and December 31, 2021, respectively — — Preferred stock, $0.0001 par value; 100 shares authorized, unissued — — Treasury stock at cost, 143 and 132 shares as of March 31, 2022 and December 31, 2021, respectively (13,380) (11,880) Additional paid-in-capital 17,383 17,208 Retained earnings 17,044 16,535 Accumulated other comprehensive income (loss) (444) (136) Total equity 20,603 21,727 Total liabilities and equity $ 75,805 $ 75,803

Q1 2022 Results 11 PayPal Holdings, Inc. Unaudited Condensed Consolidated Statements of Income Three Months Ended March 31, 2022 2021 (In millions, except per share data) Net revenues $ 6,483 $ 6,033 Operating expenses: Transaction expense 2,817 2,275 Transaction and credit losses 369 273 Customer support and operations (1) 534 518 Sales and marketing (1) 594 602 Technology and development (1) 815 741 General and administrative (1) 607 524 Restructuring and other charges 36 58 Total operating expenses 5,772 4,991 Operating income 711 1,042 Other income (expense), net (82) (170) Income before income taxes 629 872 Income tax expense (benefit) 120 (225) Net income $ 509 $ 1,097 Net income per share: Basic $ 0.44 $ 0.94 Diluted $ 0.43 $ 0.92 Weighted average shares: Basic 1,163 1,173 Diluted 1,172 1,190 (1) Includes stock-based compensation as follows: Customer support and operations $ 73 $ 72 Sales and marketing 45 48 Technology and development 136 139 General and administrative 188 119 $ 442 $ 378

Q1 2022 Results 12 PayPal Holdings, Inc. Unaudited Condensed Consolidated Statements of Cash Flows Three Months Ended March 31, 2022 2021 (In millions) Cash flows from operating activities: Net income $ 509 $ 1,097 Adjustments to reconcile net income to net cash provided by operating activities: Transaction and credit losses 369 273 Depreciation and amortization 328 300 Stock-based compensation 429 368 Deferred income taxes (16) — Net (gains) losses on strategic investments (14) 120 Other 74 51 Changes in assets and liabilities: Accounts receivable (50) (97) Accounts payable (29) (34) Income taxes payable 17 (33) Other assets and liabilities (375) (287) Net cash provided by operating activities 1,242 1,758 Cash flows from investing activities: Purchases of property and equipment (191) (221) Proceeds from sales of property and equipment 3 — Purchases and originations of loans receivable (5,525) (2,133) Principal repayment of loans receivable 5,054 2,208 Purchases of investments (8,604) (10,975) Maturities and sales of investments 8,751 9,718 Funds receivable (239) (180) Net cash used in investing activities (751) (1,583) Cash flows from financing activities: Proceeds from issuance of common stock 3 2 Purchases of treasury stock (1,500) (1,323) Tax withholdings related to net share settlements of equity awards (244) (863) Borrowings under financing arrangements 286 — Repayments under financing arrangements (104) — Funds payable and amounts due to customers 863 3,011 Other financing activities 1 — Net cash (used in) provided by financing activities (695) 827 Effect of exchange rate changes on cash, cash equivalents, and restricted cash 18 (42) Net change in cash, cash equivalents, and restricted cash (186) 960 Cash, cash equivalents, and restricted cash at beginning of period 18,029 18,040 Cash, cash equivalents, and restricted cash at end of period $ 17,843 $ 19,000 Supplemental cash flow disclosures: Cash paid for interest $ 12 $ 12 Cash paid for income taxes, net $ 47 $ 87

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

Our revenues are classified into the following two categories:

- *Transaction revenues*: Net transaction fees charged to merchants and consumers on a transaction basis based on the Total Payment Volume ("TPV") completed on our payments platform. Growth in TPV is directly impacted by the number of payment transactions that we enable on our payments platform. We earn additional fees from merchants and consumers on transactions where we perform currency conversion, when we enable cross-border transactions (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for our customers from their PayPal or Venmo account to their debit card or bank account, to facilitate the purchase and sale of cryptocurrencies, as contractual compensation from accounts that violate our user agreement, and other miscellaneous fees.

- *Revenues from other value added services*: Net revenues derived primarily from revenue earned through partnerships, referral fees, subscription fees, gateway fees, and other services we provide to our merchants and consumers. We also earn revenues from interest and fees earned on our portfolio of loans receivable, and interest earned on certain assets underlying customer balances.

Net Revenues by Type

	Three Months Ended				
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(In millions, except percentages)				
Transaction revenues	$ 5,998	$ 6,377	$ 5,607	$ 5,797	$ 5,621
Current quarter vs prior quarter	(6)%	14 %	(3)%	3 %	(1)%
Current quarter vs prior year quarter	7 %	12 %	10 %	17 %	33 %
Percentage of total	93 %	92 %	91 %	93 %	93 %
Revenues from other value added services	485	541	575	441	412
Current quarter vs prior quarter	(10)%	(6)%	30 %	7 %	(5)%
Current quarter vs prior year quarter	18 %	25 %	50 %	40 %	2 %
Percentage of total	7 %	8 %	9 %	7 %	7 %
Total net revenues	$ 6,483	$ 6,918	$ 6,182	$ 6,238	$ 6,033
Current quarter vs prior quarter	(6)%	12 %	(1)%	3 %	(1)%
Current quarter vs prior year quarter	7 %	13 %	13 %	19 %	31 %

Net Revenues by Geography

	Three Months Ended				
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(In millions, except percentages)				
U.S. net revenues	$ 3,671	$ 3,901	$ 3,476	$ 3,272	$ 3,063
Current quarter vs prior quarter	(6)%	12 %	6 %	7 %	— %
Current quarter vs prior year quarter	20 %	27 %	23 %	23 %	24 %
Percentage of total	57 %	56 %	56 %	52 %	51 %
International net revenues	2,812	3,017	2,706	2,966	2,970
Current quarter vs prior quarter	(7)%	11 %	(9)%	— %	(2)%
Current quarter vs prior year quarter	(5)%	(1)%	3 %	14 %	38 %
(FXN) Current quarter vs prior year quarter	(5)%	(1)%	2 %	10 %	35 %
Percentage of total	43 %	44 %	44 %	48 %	49 %
Total net revenues	$ 6,483	$ 6,918	$ 6,182	$ 6,238	$ 6,033
Current quarter vs prior quarter	(6)%	12 %	(1)%	3 %	(1)%
Current quarter vs prior year quarter	7 %	13 %	13 %	19 %	31 %
(FXN) Current quarter vs prior year quarter	8 %	13 %	13 %	17 %	29 %

Q1 2022 Results 13

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended				
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(In millions, except percentages)				
Active accounts[1]	429	426	416	403	392
Current quarter vs prior quarter	*1 %*	*2 %*	*3 %*	*3 %*	*4 %*
Current quarter vs prior year quarter	*9 %*	*13 %*	*15 %*	*16 %*	*21 %*
Number of payment transactions[2]	5,161	5,343	4,900	4,735	4,371
Current quarter vs prior quarter	*(3)%*	*9 %*	*3 %*	*8 %*	*(1)%*
Current quarter vs prior year quarter	*18 %*	*21 %*	*22 %*	*27 %*	*34 %*
Payment transactions per active account[3]	47.0	45.4	44.2	43.5	42.2
Current quarter vs prior quarter	*3 %*	*3 %*	*2 %*	*3 %*	*3 %*
Current quarter vs prior year quarter	*11 %*	*11 %*	*10 %*	*11 %*	*7 %*
TPV[4]	$ 322,981	$ 339,530	$ 309,910	$ 310,992	$ 285,447
Current quarter vs prior quarter	*(5)%*	*10 %*	*— %*	*9 %*	*3 %*
Current quarter vs prior year quarter	*13 %*	*23 %*	*26 %*	*40 %*	*50 %*
(FXN) Current quarter vs prior year quarter	*15 %*	*23 %*	*24 %*	*36 %*	*46 %*
Transaction Expense Rate[5]	0.87 %	0.87 %	0.83 %	0.81 %	0.80 %
Transaction and Credit Loss Rate[6]	0.11 %	0.10 %	0.09 %	0.05 %	0.10 %
Transaction Margin[7]	50.9 %	52.3 %	54.2 %	56.8 %	57.8 %

Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(1) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our platform, not including gateway-exclusive transactions, within the past 12 months. A platform access partner is a third party whose customers are provided access to PayPal's platform or services through such third party's login credentials, including entities that utilize Hyperwallet's payout capabilities. A user may register on our platform to access different products and may register more than one account to access a product. Accordingly, a user may have more than one active account.

(2) Number of payment transactions are the total number of payments, net of payment reversals, successfully completed on our payments platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(3) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12-month period, divided by active accounts at the end of the period.

(4) TPV is the value of payments, net of payment reversals, successfully completed on our payments platform, or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(5) Transaction expense rate is transaction expense divided by TPV.

(6) Transaction and credit loss rate is transaction and credit losses divided by TPV.

(7) Transaction margin is net revenues less transaction expense and transaction and credit losses, divided by net revenues.

Q1 2022 Results 14

Q1 2022 Results 15 PayPal Holdings, Inc. Non-GAAP Measures of Financial Performance To supplement the company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non- GAAP effective tax rate, and free cash flow. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Reconciliation of all non-GAAP measures to the most directly comparable GAAP measures can be found in the subsequent tables included in this press release. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. For its internal budgeting process, and as discussed further below, the company’s management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company’s core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company’s management also uses the foregoing non-GAAP measures in reviewing the financial results of the company. The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate: Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business. Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results. Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results. Gains and losses on strategic investments. We record gains and losses on our strategic investments related to our interest in companies over which we have limited control and visibility. We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results. Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results. Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Free cash flow represents operating cash flows less purchases of property and equipment. The company uses free cash flow as a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company’s business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities. PayPal Holdings, Inc. Non-GAAP Measures of Financial Performance To supple t e sed consolidated financial statements presented in accordance with gen rally accept d accounting principles, r ses non-GAAP measures of certain components of fina cial performance. These no -GAAP measures include no - t i , - P earnings per diluted share, non-GA P operating income, no -GAAP operating margin, non- GA P effe ti t r t , fr sh flo . These non- P easures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different fro non- P easures used by other companies. In addition, these non-GA P measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Reconciliation of all non-GAAP measures to the most directly comparable GAAP measures can be found in the subsequent tables included in this press release. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. For its internal budgeting process, and as discussed further below, the company’s management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company’s core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company’s management also uses the foregoing non-GAAP measures in reviewing the financial results of the company. The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate: Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the ti ing and size of exercises and vesting of equity awards, over which management has limite to no control, and as such management does not believe it correlates to the operation of our business. Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. W incur amo tization or imp irment of cquired intangible assets and goodwill in connection with acquis tions and m y incur sig ificant gains or losses or transactional expenses from the acquisition or disposal f a business and therefore exclude these mounts from our non-GAAP mea ures. We exclude these items because management oes not believe th y are refl ctive of our ongoing perating res lts. Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results. Gains and losses on strategic inv stments. We r cord gain and loss s on our strategic investments related to our intere t in companies over which we have limited control and visibility. We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results. Certai other significant gains, losses, benefits, o charges that are n t indicat ve f the company’ core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results. Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Free c sh flow represents operat ng ca h flows less purchases of property and equipment. Th company uses free cash flow as a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company’s business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities.

Q1 2022 Results 16 PayPal Holdings, Inc. Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin Three Months Ended March 31, 2022 2021 (In millions, except percentages) (unaudited) GAAP net revenues $ 6,483 $ 6,033 GAAP operating income 711 1,042 Stock-based compensation expense and related employer payroll taxes 479 467 Amortization of acquired intangible assets 117 106 Restructuring 20 32 Other(1) 16 26 Total non-GAAP operating income adjustments 632 631 Non-GAAP operating income $ 1,343 $ 1,673 GAAP operating margin 11% 17 % Non-GAAP operating margin 21% 28% (1) The three months ended March 31, 2022 and 2021 include asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties. Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS, and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate Three Months Ended March 31, 2022 2021 (In millions, except per share data and percentages) (unaudited) GAAP income before income taxes $ 629 $ 872 GAAP income tax expense (benefit) 120 (225) GAAP net income 509 1,097 Non-GAAP adjustments to net income: Non-GAAP operating income adjustments (see table above) 632 631 Net (gains) losses on strategic investments (14) 120 Tax effect of non-GAAP adjustments (95) (393) Non-GAAP net income $ 1,032 $ 1,455 Diluted net income per share: GAAP $ 0.43 $ 0.92 Non-GAAP $ 0.88 $ 1.22 Shares used in GAAP diluted share calculation 1,172 1,190 Shares used in non-GAAP diluted share calculation 1,172 1,190 GAAP effective tax rate 19% (26) % Tax effect of non-GAAP adjustments to net income (2) % 36 % Non-GAAP effective tax rate 17% 10%

Q1 2022 Results 17 PayPal Holdings, Inc. Reconciliation of Operating Cash Flow to Free Cash Flow Three Months Ended March 31, 2022 2021 (In millions/unaudited) Net cash provided by operating activities $ 1,242 $ 1,758 Less: Purchases of property and equipment (191) (221) Free cash flow $ 1,051 $ 1,537